July 12, 2011


Securities  exchange
Commission
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American
Depositary Shares
evidenced by One 1
American Depositary
Receipts representing
Four 4 Ordinary Shares
of
      Bank of
Ireland
Form F6
File No.
33316773
7


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as
amended, on behalf of BNY
Mellon, as Depositary for
securities against which
American Depositary Receipts
are to be issued, we attach a copy
of the new prospectus Prospectus
reflecting the change in par value
for Bank of Ireland

As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to
the file number of the registration
statement to which the
Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form
F6 Registration Statement, the
Prospectus consists of the ADR
certificate with revised par value
change for Bank of Ireland

The Prospectus has been revised
to reflect the new ratio, and has
been overstampted with

Effective July 12, 2011, the
nominal value of the Shares
changed to Euro 0.05 per Share.



Please contact me with any
questions or comments at 212
8156915.



Margaret Keyes
The Bank of New York Mellon
ADR Division
Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance









101 Barclay Street, New York NY 10286